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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sally Beauty Holdings, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 333-203862) and Form S-8 (Registration Nos. 333-142583, 333-138830 and 333-164545) of Sally Beauty Holdings, Inc. of our reports dated November 14, 2016, with respect to the consolidated balance sheets of Sally Beauty Holdings, Inc. as of September 30, 2016 and 2015, and the related consolidated statements of earnings, comprehensive income, cash flows, and stockholders' deficit for each of the years in the three-year period ended September 30, 2016, and the effectiveness of internal control over financial reporting as of September 30, 2016, which reports appear in the September 30, 2016 Annual Report on Form 10-K of Sally Beauty Holdings, Inc.

/s/ KPMG LLP

KPMG LLP
Dallas, Texas
November 14, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm